EXHIBIT 99.1

Aptose Common Shares to Delist from Nasdaq as of April 2, 2025

SAN DIEGO and TORONTO, April 01, 2025 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX:APS), a clinical-stage precision oncology company developing a tuspetinib (TUS) based triple drug frontline therapy to treat patients with newly diagnosed acute myeloid leukemia (AML), today announced that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the common shares of the Company from The Nasdaq Stock Market (“Nasdaq” or the “Exchange”). Under the terms of the Panel’s December 17, 2024, decision in this matter (the “Decision”), the Company was required to demonstrate compliance with the Exchange’s equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”) on or before March 31, 2025. As indicated in the Decision, March 31st represented the full extent of the Panel’s discretion to grant continued listing while the Company was non-compliant with the Equity Rule. On March 31, 2025, through its advisor, the Company confirmed that it had been unable to regain compliance with the Equity Rule by that date. Accordingly, the Panel has determined to delist the Company’s common shares from Nasdaq and will suspend trading in those securities effective at the open of business on April 2, 2025.

The Company and board will review all available options, including an appeal to the determination, but will continue to execute its business plan and will seek to list on a U.S. national Securities Exchange at the appropriate time. Aptose’s shares remain listed on TSX under the symbol “APS”.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s lead clinical-stage compound tuspetinib (TUS), is an oral kinase inhibitor that has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML) and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements regarding the Company’s delisting from NASDAQ and potential review of such decision and statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “hope” “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could includerisks detailed from time-to-time in our ongoing current reports, quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward- looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com